UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 01, 2006

US ENERGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-86518	75-3025152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4606 FM 1960W Suite:443, Houston Texas, 77069
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 315-8895

N/A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.01 - Changes in Control of Registrant
US Energy Holdings Inks Lakeside Insurance & Financial, Inc. Merger

US Energy Holdings, Inc. announced on 12.01.06 that it has executed the final document to acquire Lakeside Insurance & Financial, Inc., US Energy holdings has since made available through its website http://www.usenergyholding.com detailed background and financial information on the now known subsidiary "Lakeside Insurance & Financial".

US Energy Holdings, Inc. and its board of directors stated:  “The company now has the ability to leverage the bankable gas reserves of its properties in Ozona Texas and thus will allow the company to acquire and expand it’s asset portfolio”.

As part of its expanded business plan the company plans to utilize what is sees as its two main assets to expand the company’s capability to grow its business model:

1. The company plans to use the bankable reserves of the "Ozona" properties

2. The public nature of the company it self

The company plans to use the aforementioned item(s) to acquire for permanent asset and or also incubate for "Spin-Out" several newly formed "Subsidiaries" or "Divisions" of the company to strengthen cash flow and the stability of the parent company and its shareholders investment.

The company management and its board of directors have been recently presented with several acquisition candidates that it believes would be a benefit to the growth of the company as well as increase the shareholder value in the company, the company is in the process of reviewing each candidate in detail and plans to release information on each one as they (individually) materialize into a final possibility for acquisition or as called for by the regulating bodies.

As in the case of Lakeside Insurance & Financial, Inc., the company tentatively plans to "Spin Out" into a newly formed public company those assets whereby the parent company (USEH) shareholders would receive a predetermined share amount in consideration as well as the parent company would receive up to 15% of the newley formed intity for any monies that were raised or funded to the subsidiary during its time with the parent.

Renaming of the corporation

The company stated on 12.01.06: "The company has not at this time come to a conclusion to the new name of the parent corporation but the board of directors as well as management will be meeting Wednesday December 13th 2006 to finalize the name / change of the corporation and its newly excepted expanded business plan".

Given the aforementioned events of the company's outlook and restructured plan, the company and its board of directors have seen fit to change the company’s name to better suit its ongoing business.

The company plans to release the new name of the parent company after a decision has been reached and the market regulators have been informed in proper written manner, the shareholders should be aware this event may in fact cause the company’s public symbol to change from (USEH) to something more appropriate to the new name.

Re-Price of the corporations common traded shares

The company and its board of directors believe given the aforementioned information that the companys "Common Trading Shares" will be "Undervalued".

The company would like to note at this time that its publicly traded shares have been currently trading around .10 per share and believe that the price does not reflect the true value of the company and its assets.

The company has retained the legal services of Buskirk & Associates to determine if "Re-Price" of its shares are a necessary means of correcting this situation.

The company plans to comment further as deemed necessary by legal council and the board of directors.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ENERGY HOLDINGS , Inc.

December 13 , 2006

/s/ Claude Eldridge
Claude Eldridge
Chairman